CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Post-Effective Amendment No. 23 to the Registration Statement of Franklin California Tax-Free Income Fund, Inc. on Form N-1A (File No. 2-60470) of our report dated May 4, 1998 on our audit of the financial statements and financial highlights of the Fund, which report is included in the Annual Report to Shareholders for the year ended March 31, 1998, which is incorporated by reference in the Registration Statement.

                        /s/Coopers and Lybrand L.L.P.
                           Coopers and Lybrand L.L.P.


San Francisco, California
May 19, 1998